Exhibit 99.1

NEWS RELEASE

Contacts: Randy Guba, CFO
Integrated Electrical Services, Inc.
713-860-1500

FOR IMMEDIATE RELEASE	Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600

INTEGRATED ELECTRICAL SERVICES REPORTS

FISCAL 2008 FOURTH QUARTER AND YEAR END RESULTS

HOUSTON — December 15, 2008 — Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced financial results for the fiscal 2008 fourth quarter and year ended September 30, 2008.

Revenues for the fourth quarter of fiscal 2008 were $211.7 million compared to revenues of $226.2 million for the fourth quarter of fiscal 2007.  The Company reported adjusted income from operations of $3.2 million, excluding restructuring and one-time charges totaling approximately $1.5 million, in the fourth quarter of fiscal 2008.  This compares to adjusted income from operations of $0.2 million, excluding restructuring charges of $0.8 million, in the fourth quarter of fiscal 2007.  The charges in the fourth quarter of 2008 included approximately $0.4 million in restructuring and $1.1 million in one-time items.  Please refer to the non-GAAP reconciliation table in the financial tables below for more information.

Net loss from continuing operations was $0.6 million, or a loss of $0.04 per share, in the fourth quarter of fiscal 2008, including the restructuring and one-time charges.  Net loss from continuing operations for the fourth quarter of fiscal 2007 was $1.3 million, or a loss of $0.09 per share, including restructuring charges.  Excluding the restructuring and one-time charges, adjusted net income from continuing operations for the fourth quarter of fiscal 2008 was $0.4 million, or $0.03 per diluted share, compared to adjusted net loss from continuing operations of $0.8 million, or a loss of $0.05 per share, for the fourth quarter of fiscal 2007.

Gross profit margin for the fiscal 2008 fourth quarter was 16.0 percent compared to 14.6 percent in the fourth quarter of fiscal 2007.  Sales, general and administrative (“SG&A”) expenses net of restructuring were $31.7 million compared to SG&A expenses of $32.7 million in last year’s fourth quarter.  SG&A expenses net of restructuring as a percentage of revenues were 14.9 percent in this year’s fourth quarter compared to 14.5 percent a year ago.

Michael J. Caliel, IES’ President and Chief Executive Officer, stated, “We have made measurable progress on a number of fronts in the face of a further deterioration in the residential market and the challenges of the current economic environment.  Our residential volume declined 33 percent in fiscal 2008, yet we added 300 basis points in gross margin.  We have also made critical system infrastructure investments while at the same time removing nearly $20 million in SG&A expense.

“We continue to execute on our plan of transforming the business and the operational restructuring we outlined in June 2007 is essentially complete.  We will also continue to reinvest in the business in the form of systems and capabilities that help position us for growth, and of course, we will adjust our cost base as market conditions warrant.

“With our strong balance sheet, our expanded surety capacity, our national presence and our excellent safety record, along with our strategic investment in business development capabilities, we believe IES is positioned well to navigate effectively through this economic downturn,” concluded Caliel.

FOURTH QUARTER SEGMENT DATA

As a part of its long-term strategic plan, the Company restructured its operations into three major lines of business, Commercial, Industrial and Residential, and is now reporting segment data based on this alignment.  Revenues for the Commercial segment for the fourth quarter of fiscal 2008 were $124.4 million at a gross margin of 14.8 percent compared to revenues of $119.6 million at a gross margin of 13.1 percent for the fourth quarter of fiscal 2007.  Revenues for the Industrial segment for the fourth quarter of fiscal 2008 were $33.3 million at a gross margin of 14.1 percent compared to revenues of $35.5 million at a gross margin of 18.7 percent in the fourth quarter a year ago.  Revenues for the Residential segment for the fourth quarter of fiscal 2008 were $49.4 million at a gross margin of 20.6 percent compared to revenues of $62.2 million at a gross margin of 16.3 percent in the comparable period a year ago.

FISCAL 2008 RESULTS

Revenues for fiscal 2008 were $818.3 million compared to revenues of $890.4 million for fiscal 2007.   Adjusted income from operations was $17.3 million, excluding restructuring and one-time charges of $7.4 million in fiscal 2008, compared to adjusted income from operations of $8.7 million, excluding restructuring and one-time charges of $1.5 million in fiscal 2007.

Net income from continuing operations was $1.0 million, or $0.07 per diluted share, in fiscal 2008, which includes restructuring and one-time charges.  Net loss from continuing operations for fiscal 2007 was $0.6 million, or a loss of $0.04 per share, including restructuring charges.  Excluding restructuring and one-time charges, adjusted net income from continuing operations for fiscal 2008 was $5.6 million, or $0.38 per diluted share, compared to adjusted net income from continuing operations for fiscal 2007 of $0.3 million, or $0.02 per diluted share.   Please refer to the non-GAAP reconciliation table included in the financial tables below.

Gross profit margin for fiscal 2008 was 16.1 percent compared to 16.3 percent in fiscal 2007.  SG&A expenses net of restructuring were $117.4 million compared to $137.0 million in fiscal 2007.  SG&A expenses net of restructuring as a percentage of revenues were 14.3 percent in fiscal 2008 compared to 15.4 percent in fiscal 2007.

FISCAL YEAR 2008 SEGMENT DATA

Revenues for the Commercial segment for fiscal 2008 were $471.0 million at a gross margin of 14.5 percent compared to revenues of $458.9 million at a gross margin of 15.4 percent for fiscal 2007.  Revenues for the Industrial segment for fiscal 2008 were $132.2 million at a gross margin of 16.5 percent compared to revenues of $121.6 million at a gross margin of 18.0 percent in last year.  Revenues for the Residential segment for fiscal 2008 were $187.8 million at a gross margin of 19.5 percent compared to revenues of $279.4 million at a gross margin of 16.5 percent in the comparable period a year ago.

BACKLOG

As of September 30, 2008, backlog was approximately $337 million compared to $361 million as of June 30, 2008 and to $333 million as of September 30, 2007.   The overall quality of the backlog has improved year over year, reflecting the Company’s ongoing selectivity regarding new business.  The Residential segment experienced improvement in backlog due to an increase in multi-family housing projects, while backlog in the Commercial segment was relatively flat year to year and the Industrial segment declined due to competitive market pressures and ongoing project selectivity.  The Company does not include single family housing or time and material work in backlog.

SURETY

As announced on October 27, 2008, the Company expanded its existing surety facility and established a new co-surety facility, increasing its capacity to $325 million from $150 million.   This agreement is a further endorsement of IES’ continued progress and provides additional flexibility to address the challenges of the current market environment.

DEBT AND LIQUIDITY

Total debt was $29.6 million as of September 30, 2008.  With $26.0 million available under the Company’s revolving credit facility and cash of $64.7 million, liquidity totaling $90.7 million as of the end fiscal 2008 is adequate to meet the Company’s operating needs.

SHARE REPURCHASE

The Company’s board of directors previously authorized the repurchase of up to one million shares of IES common stock in the open market or through privately negotiated transactions through December 2009 and has established a Rule 10b5-1 plan to facilitate this repurchase.  As of September 30, 2008, the Company has repurchased 584,942 shares of its common stock for $10.4 million at an average price of $17.73.  As of December 15, 2008, the Company has repurchased 886,360 shares of its common stock for $14.4 million at an average price of $16.19.

EBITDA RECONCILIATION

The Company has disclosed in this press release EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA including restructuring expenses, each of which are non-GAAP financial measures.  EBITDA and Adjusted EBITDA are also measures that are used in determining compliance with the Company’s senior secured credit facility.   Therefore, Management believes that EBITDA and Adjusted EBITDA provide useful information to investors as a measure of comparability to peer companies.  However, these calculations may vary from Company to Company, so IES’ computations may not be comparable to other companies.  In addition, IES has certain assets established as part of applying fresh-start accounting that will be amortized in the future.  A reconciliation of EBITDA and Adjusted EBITDA to net income is found in the table below.  For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q, filed on August 11, 2008.

EBITDA, Adjusted EBITDA and Adjusted Operating Income

(DOLLARS IN MILLIONS)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Continuing Operations:
Net Income (Loss)	$(0.6)	$(1.3)	$1.0	$(0.6)
Interest Expense, net	0.9	1.0	6.5	5.8
Provision (Benefit) for Income Taxes	0.8	(0.1)	2.9	2.3
Depreciation and Amortization	1.4	2.3	7.9	9.8
EBITDA from Continuing Operations	$2.5	$1.9	$18.3	$17.3
Restructuring Expenses	$0.4	$0.8	$4.8	$0.8
Total Adjusted EBITDA from Continuing Operations*	$2.9	$2.7	$23.2	$18.2

* Earnings before Interest, Taxes, Depreciation, Amortization, and Restructuring Expenses

Operating Income	$1.7	$(0.7)	$9.8	$7.2
Restructuring Expenses	0.4	0.8	4.8	0.8
Debt refinancing prepayment penalties and fees	—	—	2.2	0.7
IES v Duquette	—	—	(0.7)	—
Investment impairment	0.5	—	0.5	—
Legal dispute	0.4	—	0.4	—
Supplier dispute	0.3	—	0.3	—
Adjusted Operating Income	$3.2	$0.2	$17.3	$8.7

CONFERENCE CALL

Integrated Electrical Services has scheduled a conference call for Tuesday, December 16, 2008 at 9:30 a.m. eastern time.  To participate in the conference call, dial 303-262-2054 at least 10 minutes before the call begins and ask for the Integrated Electrical Services conference call.  A brief slide presentation will accompany the call and can be viewed by accessing the web cast on the Company’s web site.  A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until December 23, 2008.  To access the replay, dial (303) 590-3000 using a pass code of 11122976#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.ies-co.com.  To listen to the live call on the web, please visit the Company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software.  For those who cannot listen to the live web cast, an archive will be available shortly after the call.

Integrated Electrical Services, Inc. is a national provider of electrical solutions to the commercial and industrial, residential and service markets.  The Company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company’s ability to generate sales and operating income; potential disruption of business, potential defaults under credit facility and term loan, cross defaults under surety agreements, potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of the decision of controlling shareholder’s decision to pursue a sale of  its interest in the company; fluctuations in operating results because of downturns in levels of commercial and residential construction; delayed payments resulting from financial and credit difficulties affecting customers and owners;  inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens,  inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry both from third parties and ex-employees; weather related delays; accidents resulting from the  physical hazards associated with the Company’s work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel, particularly presidents of business units; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures and centralization of back office functions; and disruptions in or the inability to effectively manage  consolidations.

You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2007, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$211,710	$226,216	$818,287	$890,351
Cost of services	177,935	193,300	686,407	745,430
Gross profit	33,775	32,916	131,880	144,922
Selling, general and administrative expenses	31,673	32,696	117,366	136,969
(Gain) loss on asset sales	23	58	(114)	(46)
Restructuring charges	384	824	4,815	824
Income from operations	1,695	(662)	9,813	7,175
Interest and other expense, net	1,433	745	5,855	5,499
Income (loss) from continuing operations before income taxes	262	(1,407)	3,957	1,676
Provision (benefit) for income taxes	843	(97)	2,921	2,277
Net income (loss) from continuing operations	(581)	(1,309)	1,036	(600)

Discontinued operations
Income (loss) from discontinued operations	97	(2,299)	(549)	(4,977)
Provision for (benefit from) income taxes	111	472	(197)	(1,165)
Net income (loss) from discontinued operations	(14)	(2,770)	(352)	(3,812)
Net income (loss)	$(595)	$(4,080)	$684	$(4,412)

Basic income (loss) per share:
Continuing operations	$(0.04)	$(0.09)	$0.07	$(0.04)
Discontinued operations	(0.00)	(0.18)	(0.02)	(0.25)
Total	$(0.04)	$(0.27)	$0.05	$(0.29)

Diluted income (loss) per share:
Continuing operations	$(0.04)	$(0.09)	$0.07	$(0.04)
Discontinued operations	(0.00)	(0.18)	(0.02)	(0.25)
Total	$(0.04)	$(0.27)	$0.05	$(0.29)

Non-GAAP Reconciliation Table

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Restructuring costs	384	824	4,815	824
Debt refinancing prepayment penalties and fees	—	—	2,210	675
IES v Duquette	—	—	(740)	—
Investment Impairment	518	—	518	—
Legal dispute	350	—	350	—
Supplier dispute	285	—	285	—
Total unusual items	1,537	824	7,438	1,499
Marginal tax effect	62%	62%	62%	62%
Total unusual items, net of tax	953	511	4,612	929
Net income (loss) from continuing operations	(581)	(1,309)	1,036	(600)
Adjusted net income from continuing operations	372	(799)	5,648	329

Adjusted basic income (loss) per share:
Continuing operations	$0.03	$(0.05)	$0.38	$0.02
Discontinued operations	(0.00)	(0.18)	(0.02)	(0.25)
Total	$0.02	$(0.24)	$0.35	$(0.23)

Adjusted diluted income (loss) per share:
Continuing operations	$0.03	$(0.05)	$0.38	$0.02
Discontinued operations	(0.00)	(0.18)	(0.02)	(0.25)
Total	$0.02	$(0.24)	$0.35	$(0.23)

Shares used in the computation of earnings (loss) per share:
Basic	14,676	15,092	14,939	15,059
Diluted	14,738	15,092	15,025	15,059

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Selected Balance Sheet Data:

	September 30, 2008	June 30, 2008	September 30, 2007
Cash and Cash Equivalents	$64,709	$56,818	$69,676
Restricted Cash - Current	—	—	20,000
Working Capital (including cash and cash equivalents)	128,992	135,162	157,690
Restricted Cash - Long term	—	—	—
Goodwill	4,395	5,713	14,574
Total Assets	319,776	321,248	353,422
Total Debt	29,644	25,277	45,776
Total Stockholders’ Equity	147,105	151,535	153,925

Selected Cash Flow Data:

	Year Ended	Year Ended
	September 30, 2008	September 30, 2007

Cash provided by (used in) operating activities	$14,706	$58,861
Cash used in investing activities	8,061	(1,564)
Cash used in financing activities	(27,734)	(15,787)

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